The Independent Directors of Paxson Communications Corporation Release Statement

WEST PALM BEACH, Fla., Mar 15, 2005 (BUSINESS WIRE) — The independent directors of Paxson Communications Corporation (AMEX: PAX — News; the “Company”) today released the following statement:

While the Company, through a committee of independent directors, continues to consider strategic opportunities that may arise or be presented, management’s principal efforts will be focused on improving the Company’s core business operations. Lowell W. Paxson, the Company’s controlling stockholder, has informed the Company that he is not prepared to sell his interest in the Company under the present circumstances.

About Pax TV

Paxson Communications Corporation owns and operates the nation’s largest broadcast television distribution system and the PAX TV network. PAX TV reaches 87% of U.S. television households via nationwide broadcast television, cable and satellite distribution systems. For more information, visit PAX TV’s website at http://www.pax.tv.

SOURCE: The Independent Directors of Paxson Communications Corporation

Henry J. Brandon, 310-621-2810

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